Example Template : 77O



DEUTSCHE GLOBAL REAL ESTATE SECURITIES FUND


N-Sar July 1, 2017 - December 31, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
MGM Growth Properties LLC	55303A105
	9/7/2017		$30.60	$351,900,000
	$2,585,241	0.22%		BAML, BCLY,
DB, JPM, MS	BANK OF AMERICA NA
Camden Property Trust	133131102	9/12/2017
	$93.75	$445,312,500	$565,125	0.05%
	JPM, DB	JPMORGAN SECURITIES INC
Example Template : 77O



DEUTSCHE REAL ESTATE SECURITIES FUND


N-Sar July 1, 2017 - December 31, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
MGM Growth Properties LLC	55303A105
	9/7/2017		$30.60	$351,900,000
	$5,879,637	0.41%		BAML, BCLY,
DB, JPM, MS	BANK OF AMERICA NA
Camden Property Trust	133131102	9/12/2017
	$93.75	$445,312,500	$1,486,781	0.10%
	JPM, DB	JPMORGAN SECURITIES INC